EXHIBIT (8)(r)(2)

FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

Peoples Benefit Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund V, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated December 1, 2000 by doing the following:

1.	Peoples Benefit Life Insurance Company, an Iowa insurance company, shall be merged into Monumental Life Insurance Company, an Iowa insurance company, effective October 1, 2007.

2.	All references in the Agreement to Peoples Benefit Life Insurance Company or to the “Company” shall refer to Monumental Life Insurance Company.

3.	Monumental Life Insurance Company assumes all rights and obligations of the Peoples Benefit Life Insurance Company under the Agreement.

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of October, 2007.

PEOPLES BENEFIT LIFE INSURANCE COMPANY

By:
Name:	Steven R. Shepard
Title:	Vice President

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III and
VARIABLE INSURANCE PRODUCTS FUND V

By:
Name:	Kimberley Monasterio
Title:	Treasurer and SVP

FIDELITY DISTRIBUTORS CORPORATION

By:
Name:	William F. Loehning
Title:	Executive Vice President

Schedule A

Separate Accounts and Associated Contracts

(As of October 1, 2007)

Name of Separate Account and Date Established by Board of Directors	Funded By Separate Account
Separate Account VA CC (formerly Peoples Benefit Life Insurance Company Separate Account V) (February 1, 1992)	Advisor’s Edge Select® Variable Annuity Advisor’s Edge® Variable Annuity Personal Manager Variable Annuity Marquee Variable Annuity - A Units Marquee Variable Annuity - B Units

Separate Account VL E (formerly Peoples Benefit Life Insurance Company Separate Account I) (February 3, 1986)	Pacer Choice Variable Life

Separate Account VA BB (formerly Peoples Benefit Life Insurance Company Separate Account II) (February 3, 1986)	Pacer Choice Variable Annuity